Exhibit 99.1

Chaparral Energy and United Refining Energy to Merge

in a Transaction Valued at $1.8 Billion

Chaparral to become a publicly traded company

Companies to conduct investor conference call on Wednesday, October 14 at 11:00 a.m. ET

OKLAHOMA CITY and NEW YORK, October 12, 2009 - Chaparral Energy, Inc. (“Chaparral” or “the Company”), a privately-owned SEC reporting, independent oil and gas exploration and production company, and United Refining Energy Corp. (“URX”), a publicly held special purpose acquisition company (NYSE Amex: Units: URX.U, Common Stock: URX, Warrants: URX.WS) jointly announced today that they have entered into an agreement through which Chaparral and URX will merge. The proposed transaction is expected to close no later than December 11, 2009. The combined company will be named Chaparral Energy, Inc. and will continue to trade on the NYSE Amex until approval of a planned application to transfer listing to the NYSE, where the symbol “CPR” has been reserved. The proposed transaction is valued at approximately $1.8 billion.

URX is a special purpose acquisition company (SPAC) formed in December 2007 for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets in the energy industry. It has approximately $452 million in trust as of September 30, 2009.

Since its founding in 1988, Chaparral has developed a substantial asset base of long-lived oil and gas properties, with a large inventory of low-risk exploitation opportunities, as well as near-term, high-potential drilling projects. As of June 30, 2009, Chaparral’s proved reserves were 146 million barrels of oil equivalent, 62% of which is oil, and its average daily production for the first half of 2009 was 21,000 barrels of oil equivalent per day. Since 2003, management has increased Chaparral’s reserves and production by approximately 21% per year.

Chaparral has achieved this growth primarily by acquiring and enhancing properties in its core areas of the Mid-Continent and the Permian Basin, as well as in the Gulf Coast, the Ark-La-Tex region, North Texas and the Rocky Mountains. The Company plans to continue to pursue a growth strategy through a mix of development drilling, acquisitions, operating improvements, enhanced oil recovery projects (EOR) and select exploration projects.

Chaparral strives to control its operating costs and minimizes commodity price risk through a hedging program. Chaparral has several EOR projects under way using CO2 injection and has identified candidates for EOR development from its portfolio of properties, thereby offering the potential for substantial reserve and production growth.

The senior management of Chaparral, including Mark A. Fischer, its Co-founder, Chairman and CEO; Joseph O. Evans, CFO; and Robert W. Kelly II, Senior Vice President and General Counsel, will continue to lead Chaparral. John A. Catsimatidis, URX’s current CEO and Chairman, will become Executive Chairman of the Board of Directors of the combined company.

“I believe the proposed merger with Chaparral is a great deal for URX shareholders. We have spent almost two years looking for the right target for our SPAC, and I believe this is the best opportunity that we have considered. Chaparral’s management team has demonstrated the ability to find lucrative oil and gas properties at prices that have resulted in superior returns on investment. With the additional capital provided by the proposed merger, I believe Chaparral will be even more successful. I am pleased to present this business opportunity to the URX shareholders for approval.”

“This merger with URX will allow us to achieve our strategic goal of becoming a publicly traded company on one of the major stock exchanges,” said Fischer. “This merger will give Chaparral access to capital we need to exploit our large inventory of drilling and development opportunities and to significantly step up our EOR program.”

Chaparral expects 2009 production to be approximately 7.6 million barrels of oil equivalent and 2010 production to be approximately 9.9 million barrels of oil equivalent, a 30% increase over 2009. The 2010 estimates were prepared on a well-specific basis and based on capital expenditures of approximately $410 million. At current strip prices, Chaparral’s 2010 EBITDA estimate would be approximately $335 million. Its 2010 capital expenditures will be funded through discretionary cash flow, anticipated to be around $250 million, and additional liquidity provided by the combination with URX. Assuming a combined company stock price of approximately $10 per share, total enterprise value would be $1.8 billion, implying a multiple of 2010 estimated EBITDA of 5.3x.

Terms of the Proposed Transaction

Upon closing of the proposed transaction, Chaparral shareholders will exchange their entire equity stake in Chaparral for 58 million shares in the combined company. They will also be entitled to 20 million additional contingent shares, 5 million of which will be issued but subject to forfeiture. The contingent shares include 15 million shares that will be earned if the combined company achieves certain specific stock price targets, representing approximately 25% annual share price growth within a three-year period and 5 million shares that will be earned if the combined company achieves an EBITDA target of $600 million within a five- year period. Upon closing of the proposed transaction, shares held by the URX Sponsor will be restructured into 5.6 million shares in the combined company and 5.6 million contingent shares subject to forfeiture under the same terms as the Chaparral contingent shares.

Assuming 24% of the URX public shareholders elect to redeem their shares for cash, and 50% of the URX warrants are redeemed for cash at $0.50 per warrant, upon closing of the proposed transaction, Chaparral will receive approximately $300 million in cash. The cash will be used to reduce the amount outstanding under Chaparral’s revolving senior secured credit facility, as well as for working capital and general corporate purposes. Pro forma for the proposed transaction Chaparral will have total debt to projected 2010 EBITDA ratio of 2.6x and total debt to proved reserves ratio of $6.02 per barrel of oil equivalent (using June 30, 2009 reserve estimates). Based on these assumptions, at closing the combined company will have a total of approximately 98 million shares outstanding, excluding all contingent shares and warrants. Chaparral shareholders will own 59% of the combined company, URX shareholders will own 35% and the URX Sponsor will own 6%.

Consummation of the proposed transaction is subject to URX shareholder approval, URX warrantholder approval of a proposed warrantholder amendment, the refinancing of Chaparral’s existing revolving senior secured credit facility, receipt of a minimum of $250 million of cash from URX upon closing, (taking into account the redemption rate and the proposed transaction related expenses), and other customary closing conditions.

URX will file a proxy statement with the U.S. Securities and Exchange Commission in connection with a special meeting of its stockholders to seek approval for the proposed transaction, as well as certain other matters in connection with the proposed transaction. The proxy statement will also be mailed to warrantholders of URX in connection with a special meeting of its warrantholders to seek approval of an amendment to the Warrant Agreement which governs the terms of the warrants.

Additional information regarding URX, Chaparral, the proposed transaction and related matters will be available on a Form 8-K to be filed by URX and a Form 8-K to be filed by Chaparral. Copies can be obtained without charge at the Securities and Exchange Commission’s website at http://www.sec.gov.

Advisors and Counsel

Deutsche Bank Securities Inc. and Maxim Group LLC are acting as financial advisors to URX in connection with the proposed transaction. New Century Capital Partners, Inc. provided a fairness opinion to URX in connection with the proposed transaction. URX’s legal counsel is Ellenoff Grossman & Schole LLP.

Morgan Stanley & Co. Incorporated is acting as financial advisor to Chaparral in connection with the proposed transaction. Chaparral’s legal counsel is McAfee & Taft, a professional corporation.

Conference Call

URX and Chaparral management will conduct a conference call to discuss the proposed transaction on Wednesday, October 14, 2009 at 11:00 am ET. To participate in the call, dial 480-629-9724 at least 10 minutes prior to commencement and ask for the URX-Chaparral conference call. A replay will be available beginning approximately two hours after the call ends and will be accessible until October 28, 2009. To access the replay, dial (303) 590-3030 and enter the pass code 4171986 #.

The conference call will also be webcast live over the Internet at www.chaparralenergy.com. To listen to the live call on the Web, please visit Chaparral’s website at least 10 minutes prior to commencement to register and download any necessary audio software. An archive will be available shortly after the call. For more information, please contact Donna Washburn at DRG&E at (713) 529-6600 or e-mail dmw@drg-e.com.

About United Refining Energy Corp.

URX is a special purpose acquisition company formed in 2007 for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets in the energy industry. URX’s initial public offering of units was consummated on December 11, 2007, raising net proceeds of approximately $464 million (which includes the proceeds of a private placement of 15,600,000 warrants for $15,600,000 to its sponsor), of which $449 million was placed in a trust account immediately following the IPO. Each unit is composed of one share of URX common stock and one warrant with an exercise price of $7.00. As of September 30, 2009, URX held approximately $452 million (or approximately $10.05 per share) in a trust account maintained by an independent trustee, which will be released upon the consummation of the proposed transaction. For more information on URX please refer to SEC filings.

About Chaparral Energy, Inc.

Chaparral is an independent oil and natural gas exploitation and production company headquartered in Oklahoma City, Oklahoma. Since its inception in 1988, Chaparral has increased reserves and production primarily by acquiring and enhancing properties in its core areas of the Mid-Continent and the Permian Basin. Beginning in 2000, Chaparral expanded its geographic focus to include additional areas of Gulf Coast, Ark-La-Tex, North Texas and the Rocky Mountains. For more information on Chaparral please visit www.chaparralenergy.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding URX, Chaparral and URX’s business after completion of the proposed transactions. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of the management of URX and Chaparral, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the Company’s ability to complete its initial business combination within the specified time limits; officers and directors allocating their time to other businesses or potentially having conflicts of interest with the Company’s business or in approving the proposed transaction; success in retaining or recruiting, or changes required in, the Company’s officers, key employees or directors following the proposed transaction; the Company’s revenues and operating performance; changes in overall economic conditions; anticipated business development activities of the Company following the proposed transaction, general economic conditions, as well as other relevant risks detailed in URX’s and Chaparral’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither URX nor Chaparral assumes any obligation to update the information contained in this release.

Non-GAAP Information

This release makes reference to EBITDA which is defined as earnings before interest; taxes, depreciation and amortization, which is not a measure of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. Our management uses this non-GAAP measure in its analysis of performance and believes the presentation of EBITDA provides useful information regarding our ability to service debt and fund capital expenditures, and to help our investors understand our operating performance and make it easier to compare our results with those of other companies that have different financing, capital and tax structures. EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. EBITDA as we calculate it may not be comparable to EBITDA measures reported by other companies. In addition, EBITDA does not represent funds available for discretionary use.

Additional Information and Where to Find It

This press release is being made pursuant to and in compliance with Rules 145, 165 and 425 of the Securities Act of 1933, as amended, and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. URX, Chaparral and their respective directors and officers may be deemed to be participants in the solicitation of proxies for the special meetings of URX’s stockholders and warrantholders to be held to approve the proposed transactions described herein. The underwriters of URX’s initial public offering may provide assistance to URX, Chaparral and their respective directors and executive officers, and may be deemed to be participants in the solicitation of proxies. A substantial portion of the underwriters’ fees relating to URX’s initial public offering were deferred pending stockholder approval of URX’s initial business combination, and stockholders are advised that the underwriters have a financial interest in the successful outcome of the proxy solicitation. In connection with the proposed transaction, URX will file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. URX’s stockholders and warrantholders are advised to read, when available, the proxy statement and other documents filed with the Securities and Exchange Commission in connection with the solicitation of proxies for the special meetings because these documents will contain important information. The definitive proxy statement will be mailed to URX’s stockholders and warrantholders as of a record date to be established for voting. URX’s stockholders and warrantholders will also be able to obtain a copy of the proxy statement, without charge, by directing a request to: United Refining Energy Corp., 823 Eleventh Avenue, New York, NY 10019. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s website at http://www.sec.gov.

Contacts:

United Refining Energy Corp.

Investor inquiries:

Julie Currie

212-484-9150

or 212-956-5803

InvestorRelations@urxny.com

Media inquiries:

Gerald McKelvey

Rubenstein Associates, Inc.,

212-843-8013

gmckelvey@rubenstein.com

Chaparral Energy, Inc.

Investor inquiries:

Joe Evans, CFO

405-478-8770

joe.evans@chaparralenergy.com

Media inquiries:

Lisa Elliott

DRG&E

713-529-6600

lelliott@drg-e.com

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